EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

1) Paradigm Solutions Group, LLC, a Delaware limited liability company

2) AskPhysicians.com, Inc., a Florida corporation

3) Spoken Data Technologies, Inc., a Florida corporation